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                                                                   EXHIBIT 10.18

                         O'REILLY CONSULTING AGREEMENT

     THIS AGREEMENT is effective as of April 1, 1999, among Eltrax Systems, Inc. (the "Company"), Montana Corporation (the "Consulting Firm"), and William P. O'Reilly (the "Consultant"), with reference to the following facts:

    A. The Consultant serves as a member of, and as Chairman of, the Board of Directors of the Company (the "Board");
    B.  The Consultant is an employee of the Consulting Firm; and
    C. The Company wishes to engage the Consultant to perform certain consulting services in order to benefit from the Consultant's management experience and abilities, and the Consultant wishes to accept such engagement, all upon the terms and conditions set forth in this Agreement.

The Company, the Consulting Firm, and the Consultant agree as follows:

1.  Engagement. The Company hereby engages the Consultant to perform various
    ----------
management duties as may be agreed to from time to time between the Board and the Consultant. Such duties will include participation in senior management and assisting the Company in identifying and pursuing possible acquisitions, joint ventures, marketing agreements and other growth opportunities. The Consultant agrees to accept such engagement.

2.  Duties.
    ------

a) The Consultant agrees to consult with and to provide services to the Company that are reasonably requested by the Board, consistent with the Consultant's expertise and experience and consistent with the Consultant's current duties. Initially, the Consultant shall serve as the Chief Executive Officer and Chairman of the Board of the Company.

b) This Agreement and the Consultant's engagement shall not limit the Consultant from providing services to any other organization or from engaging in any other activities, as long as such services or activities are not in conflict with the interests of the Company.

3.  Term.  The term of this Agreement will commence on April 1, 1999, and will
    ----
continue for a period of three (3) years, unless earlier terminated in accordance with Section 4 below. The term of this Agreement will automatically renew for additional two-year terms unless written notice of election to not renew is given by either party to the other at least one year before the end of the term.

4.  Termination.
    -----------

a) The Company may terminate this Agreement for cause upon written notice to the Consultant specifying the cause for termination. For purposes of this Agreement, "cause" will mean (i) dishonesty, fraud, gross misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or its business, (ii) any unlawful or criminal activity of a serious nature affecting the Company, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance after written notice and a thirty (30) day period to cure, or (iv) a material breach of any provision of this Agreement after written notice and a thirty
    (30) day period to cure.

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b)  The Company may terminate this Agreement 90 days following the Consultant's
    Total Disability. For purposes of this Agreement, "Total Disability" will mean such disability that prevents the Consultant from performing his duties under Section 2 of this Agreement for a continuous period of 90 days.

c) This Agreement will automatically terminate upon the death of the Consultant.

d) In the event of termination of this Agreement, the obligations of the Company and the Consultant under Sections 5(b), 6, 7, 9, and 10 of this Agreement shall survive and continue.

5.  Compensation.
    ------------

a)  Annual Consulting Fee.  The Company will pay consulting fees to the
    ----------------------
    Consulting Firm at the rate of $250,000 per year, payable monthly in advance.

b)  Expenses.  The Company will reimburse the Consulting Firm for reasonable
    ---------
    expenses that the Consulting Firm incurs while performing duties under this Agreement, provided that such expenses are incurred and properly accounted for in accordance with the Company's policies.

c)  Office and Support.   The Company will provide the Consultant with an office
    -------------------
    and normal support, consistent with current practice.

6.  Confidential Information
    ------------------------

a)  Confidential Information means information that is not generally known and
    ------------------------
    that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

i. trade secret or other proprietary information about the Company and its products; and

ii. proprietary information concerning any of the Company's past, current, or future products, and information concerning the Company's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling or leasing.

    The term "Confidential Information" does not include information, which becomes available to the public other than as a result of a disclosure by the Consultant or was within the Consultant's possession prior to its being furnished to the Consultant by or on behalf of the Company.

b)  Nondisclosure.  The Consultant will not disclose Confidential Information to
    --------------
    any person not authorized by the Company to receive it.

c)  Use.   The Consultant will not make any use of Confidential Information,
    ----
    other than for the benefit of, and on behalf of the Company.

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d)  Return of Information.  When the Consultant's engagement with the Company
    ---------------------
    ends, he will promptly return to the Company all records and other items in his possession that disclose or describe Confidential Information.

7.  Competitive Activities.  The Consultant agrees that during the term of this
    ----------------------
    Agreement and for a period of two (2) years after termination of this Agreement, regardless of the reason for such termination, he will not do any of the following:

a) directly or indirectly compete with the Company's business, as the Company has conducted it during the Consultant's engagement, within any state in the United States or any country in which the Company directly or indirectly markets its products or services;

b) solicit or encourage any Company customer or potential customer to cease to do business with or to not do business with the Company; or

c) employ or attempt to employ any of the Company's employees on behalf of any other entity.

8.  No Adequate Remedy.  The Consultant understands that if he fails to fulfill
    ------------------
    his obligations under this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity or by statute, the Consultant hereby consents to the specific enforcement by the Company of Sections 6 and 7 of this Agreement through an injunction or restraining order issued by an appropriate court.

9.  Indemnification & Directors and Officers Liability Insurance.
    ------------------------------------------------------------

a) The Consultant and the Consulting Firm will at all times be entitled to indemnification from the Company in accordance with Article V of the Amended and Restated Bylaws of the Company as in effect on the date hereof. The Consultant and the Consulting Firm will be deemed to be an "Indemnified Person" as defined therein for all purposes, and the Consultant's and the Consulting Firm's rights thereunder will not be adversely affected by any subsequent amendment thereof.

b) The Company will maintain in full force and effect one or more policies of directors and officers liability insurance providing for such coverage (in amounts not less than present amounts) as may be determined from time to time by the Board.

10. Miscellaneous.
    -------------

a)  Successors and Assigns.  Either party without the other party's prior
    -----------------------
    written consent may not assign this Agreement.

b)  Modification.  This Agreement may be modified or amended only in writing
    -------------
    signed by each of the parties hereto.

c)  Governing Law.  The laws of the State of Michigan will govern the validity,
    --------------
    construction, and performance of this Agreement, without regard to the conflicts of law provisions of any jurisdictions.

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d)  Arbitration.  All disputes under this Agreement shall be submitted to
    ------------
    binding arbitration by the AAA in Southfield, Michigan, and shall be governed by the AAA commercial arbitration rules. Judgement may be entered in a court of competent jurisdiction in Michigan, enforcing any arbitration award.

e)  Notices.  All notices to the Consultant required by this Agreement will be
    --------
    either hand delivered or sent by fax to a location where the Consultant is known to reside.


ELTRAX SYSTEMS, INC.

/s/ Nicholas J. Pyett
------------------------------
By:   Nicholas J. Pyett,
      Chief Financial Officer

Montana Corporation

/s/ William P. O'Reilly
------------------------------
By:  William P. O'Reilly
     President

CONSULTANT

/s/ William P. O'Reilly
------------------------------
William P. O'Reilly

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